UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14a

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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CATALYST BIOSCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On June 29, 2022, Catalyst Biosciences, Inc. (the “Company”) issued the following press release:

Catalyst Biosciences Announces Plan to Distribute Cash to Stockholders

Board is Committed to Maximizing the Amount of Cash the Company Distributes to Stockholders

Decision Follows Recent Sale of Certain Assets and Extensive Engagement with Stockholders

Board Will Set Initial Distribution Date and Amount Once Potential Liability and Expenses Associated with Stockholder Litigation and Proxy Contest Are Known

SOUTH SAN FRANCISCO, Calif., June 29, 2022 (GLOBE NEWSWIRE) — Catalyst Biosciences, Inc. (NASDAQ: CBIO) (the “Company” or “we”) today announced its intention to distribute cash to the Company’s stockholders through one or more distributions. The intention of the Company’s Board of Directors (the “Board”) is to maximize the size of the total distribution after satisfying or reserving for Company obligations, and to complete the distribution as soon as practicable. The Board currently expects the total amount of cash to be distributed to stockholders to be as much as $65 million, depending upon several factors, including pending stockholder litigation.

“After careful deliberation by the Board and constructive engagement with several of the Company’s largest investors, I am pleased to announce that we are planning to distribute cash to stockholders,” said Nassim Usman, Ph.D., Chief Executive Officer of Catalyst Biosciences. “This follows our recently completed sale of a portion of our product portfolio for up to $60 million in cash, $55 million upfront and $5 million in a 12-month hold-back, after a thorough and competitive process with the assistance of independent financial and legal advisors.”

Dr. Usman continued, “In addition, we have aggressively reduced costs through headcount reductions, ceased all R&D activities, terminated our lab lease and monetized lab and other equipment. We now have six employees – enough to manage the orderly transfer of the technology we sold, continue efforts to monetize the Company’s remaining assets, and satisfy our public company reporting obligations.”

The Company intends to make an initial distribution as soon as the potential liability and expenses associated with the ongoing Delaware Court of Chancery stockholder litigation and the contested Annual Meeting of Stockholders initiated by one of the Company’s stockholders, JDS1, LLC (“JDS1”), can be fully evaluated by the Board.

Dr. Usman continued, “We call upon JDS1 to drop its lawsuit and proxy contest so that we can distribute the first, sizable portion of our cash to the Company’s stockholders expeditiously.

The Company continues to work with its independent advisors to evaluate additional strategic opportunities, including licensing and other asset sales to maximize and monetize the value of the Company’s remaining assets. It is the Board’s intent to distribute all available cash to stockholders after accounting for Company obligations and contingent liabilities.

The Company expects that after the initial distribution, it will continue to hold sufficient cash for future expenses to satisfy the Company’s obligations and liabilities, meet indemnification and tax obligations associated with the recent asset sale to Vertex Pharmaceuticals, pay wind-down costs, and meet D&O insurance policy requirements. The Company will make further distributions as its liabilities and obligations become clear.

Stockholders do not need to take any action at this time. The Company intends to provide further updates to stockholders as developments warrant.

About Catalyst Biosciences

Catalyst is a biotechnology company focused on protease therapeutics to address unmet medical needs in disorders of the complement and coagulation systems. After the transaction of its complement pipeline, Catalyst’s product candidates consist of the coagulation related assets marzeptacog alfa (activated) (“MarzAA”), dalcinonacog alfa (“DalcA”), and CB 2679d-GT. MarzAA is a SQ administered next generation engineered coagulation Factor VIIa (“FVIIa”) for the treatment of episodic bleeding and prophylaxis in subjects with rare bleeding disorders. DalcA is a next-generation SQ administered FIX. CB 2679d-GT is an AAV-based gene therapy construct harboring the DalcA sequence. Both MarzAA and DalcA have shown sustained efficacy and safety in mid-stage clinical trials and are available for partnering. CB 2679d-GT has obtained preclinical proof-of-concept and is also available for partnering.

Additional Information and Where to Find It

Catalyst Biosciences, Inc. (the “Company”) intends to file a definitive proxy statement, accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “Financials & Filings” in the “Investors” tab of the Company’s website at www.catalystbiosciences.com.

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in the Company’s Annual Report on Form 10-K/A filed with the SEC on May 2, 2022. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Form 10-K/A, such changes have been reflected on Initial Statement of Beneficial Ownership of Securities (Form 3) or Statements of Changes in Beneficial Ownership (Form 4) filed with the SEC. Details concerning the nominees of the Company’s Board for election at the Annual Meeting will be included in the definitive proxy statement.

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the matters noticed for the Annual Meeting.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include, without limitation, those regarding the amount and timing of planned cash distributions, potential uses of and markets for MarzAA, DalcAA and CB 2679-GT, and Catalyst’s plans to continue to explore strategic alternatives. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially, including, but not limited to, the risks that Catalyst’s obligations and liabilities will be greater than currently anticipated, that the pending litigation and anticipated proxy contest with JDS1 will not be resolved in a timely manner and the expenses associated with that litigation will be greater than anticipated, that Catalyst will not be able to identify strategic partners interested in MarzAA, DalcAA, CB 2679-GT or any other transaction with the Company, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, the Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022, and in other filings filed from time to time with the SEC. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

Contact Information

Trisha Colton

Catalyst Biosciences, Inc.

investors@catbio.com